UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 15, 2007 (February 12, 2007)

LOTUS PHARMACEUTICALS, INC.
(Exact name of registrant as specified in Charter)

Nevada	001-32581	20-0507518
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

Boca Corporate Plaza, 7900 Glades Road, Suite 420, Boca Raton, FL 33434
(Address of Principal Executive Offices) (Zip Code)

(Registrant’s Telephone number, including area code) (954) 208-0154

 S.E. ASIA TRADING COMPANY, INC.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On February 12, 2007, Lotus Pharmaceuticals, Inc. a Nevada corporation (the "Company") entered into Subscription Agreements, the form of which is attached hereto as Exhibit 10.1 (the "Agreements"), with the purchasers named therein (the "Purchasers"). Pursuant to the Agreements, the Company issued to the Purchasers Secured Convertible Notes, the form of which is attached hereto as Exhibit 10.2 ("Notes"), with an aggregate principle value of $3,000,000, plus interest on the unpaid principal balance at a rate equal to 14.0% per annum. The maturity date of the Notes is February 12, 2008. Interest on the Notes commences accruing on February 12, 2007 and is payable on April 30, 2007 and on the last business day of each calendar quarter thereafter. Interest is payable in cash, except that upon notice to the Purchasers in writing not less than 15 trading days prior to the relevant interest payment date, the Company may deliver common stock that were registered exclusively for the purpose of satisfying the payment of interest and not principal (“Interest Shares”) valued at 75% of the average of the three lowest closing bid prices of the common stock as report by Bloomberg L.P. for the 20 trading days ending on the trading day preceding the relevant interest payment date. In the event of default under the terms of the Notes, at the option of the Purchaser, all sums of principal and interest remaining unpaid will become immediately due and payable. The notes are convertible into shares of common stock of the Company a rate equal to $1.00 per share, subject to adjustment. The transaction closed on February 12, 2007.

The Purchasers also received Common Stock Purchase Warrants (the "Warrants") in the form attached hereto as Exhibit 10.3. Pursuant to the terms of the Warrants, the Purchasers are entitled to purchase up to 1,500,000 shares of common stock of the Company at an exercise price of $1.50 per share. The Warrants have a term of 5 years after the issue date of February 12, 2007.

The Notes are secured by a Security Agreement in the form attached hereto as Exhibit 10.4, a Pledge Agreement in the form attached hereto as Exhibit 10.5, a Guaranty in the form attached hereto as Exhibit 10.6, and Share Pledge Agreements in the forms attached hereto as Exhibits 10.7 and 10.8 (collectively, the “Security Agreements”). In the event of a default, the Security Agreements grant to S. Michael Rudolph, as collateral agent for the Purchasers, a security interest in all right, title and interest of Debtors, as that term is defined therein, to and in respect of all Accounts, Goods, real or personal property, all present and future books and records relating to the foregoing and all products and Proceeds of the foregoing, as set forth therein, and all security interests, as set forth therein, of the Company, Lotus Pharmaceutical International, Inc. (“Lotus”), Beijing Liang Fang Pharmaceutical Co., Ltd. (“Liang Fang”), and Beijing En Ze Jia Shi Pharmaceutical Co., Ltd. (“En Ze Jia Shi”). In addition, Liu Zhong Yi, the Company’s president and chief executive officer, pledged his 18,782,400 shares of the Company’s common stock, Song Zhenghong, a director of the Company, pledged his 6,708,000 shares of the Company’s common stock, and the Company pledged its 38,800 shares of Lotus’s common stock in the event of a default under the Notes. Events of default include, but are not limited to, (i) the Company’s failure to pay any installment of principal, interest or other sum due under the Notes when due and such failure continues for a period of 5 business days after the due date, (ii) the commencement of a voluntary or involuntary liquidation, or other relief with respect to the Company or its debts under bankruptcy, insolvency or other similar law, that is not dismissed with 45 days of initiation (iii) final judgments for the payment in excess of $100,000 are rendered against the Company, and remain unpaid, unvacated, unbonded or unstayed for a period of 45 days (iv) or any breach or failure to comply in any respect with the terms of the Notes or any agreements entered into in connection with the transactions contemplated by the Agreements.

The financing was completed through a private placement to accredited investors and is exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended ("Securities Act"). The securities sold in the financing have not yet been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States in the absence of an effective registration statement or exemption from registration requirements.

The foregoing description of the transaction is only a summary and is qualified in its entirety by reference to the aforementioned transaction documents contained in Exhibits 10.1 through 10.8, each of which is incorporated herein by reference.

Item 3.02	UNREGISTERED SALES OF EQUITY SECURITIES.

The information called for by this item is contained in Item 1.01, which is incorporated herein by reference.

Item 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibit Number	Description

	10.1	Form of Subscription Agreement
	10.2	Form of Warrant
	10.3	Form of Note
	10.4	Security Agreement dated as of February 12, 2007
	10.5	Lotus Pharmaceutical, Inc. Pledge Agreement dated as of February 12, 2007
	10.6	Guaranty dated February 12, 2007
	10.7	Liu Zhong Yi Share Pledge Agreement dated February 12, 2007
	10.8	Song Zhenghong Share Pledge Agreement dated February 12, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 15, 2007	Lotus Pharmaceuticals, Inc.

	By:	/s/ Adam Wasserman
Adam Wasserman
Chief Financial Officer